EXHIBIT 10.13

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MANUFACTURING AGREEMENT

This Manufacturing Agreement (the “Agreement”) is made and entered into as of this 11th day of February, 2003 by and between DAKOTA SYSTEMS, INC., a Massachusetts corporation with a principal place of business at 1057 Broadway Road, Dracut, Massachusetts 01826 (“Seller”) and NEXX SYSTEMS, INC., a corporation organized under the laws of the State of Delaware, with a principal place of business at 90 Industrial Way, Wilmington, Massachusetts 01887 (“Buyer”).

WHEREAS, Seller is engaged in the business of manufacturing and selling certain machinery and equipment; and

WHEREAS, the Buyer desires to engage Seller to be Buyer's exclusive supplier of certain machinery and equipment identified on Schedule A attached hereto and incorporated herein (the “Products”), and Buyer desires to engage Seller as Buyer's sole and exclusive manufacturer and supplier for the Products upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Requirements.

1.1 During the Term of this Agreement, Buyer shall order and purchase exclusive) from Seller the Products identified and set forth on Schedule A attached hereto and incorporated herein. During the term of this Agreement, Seller shall be the sole and exclusive supplier of the Products for Buyer, and Buyer shall not order or purchase such Products from any other person, firm or entity without the prior written consent of Seller.

1.2 During the Term of this Agreement, and thereafter for a period of two (2) years, Seller agrees not to manufacture for any person or business other than Buyer any products competitive with the Products in markets addressed by NEXX, assemblies and subassemblies manufactured by Buyer hereunder.

2. Pricing; Terms and Conditions of Purchase.

2.1 The purchase price for the Products manufactured by Seller and sold to Buyer, and all other terms and conditions for the manufacture and sale of such Products by Seller, including, but not limited to specifications for the Products, delivery dates and terms, warranties and other applicable terms, shall be mutually agreed upon by Buyer and Seller from time to time throughout the term of this Agreement in connection with each order which the Buyer desires to place with the Seller for the purchase of Products. In connection with the products and systems listed on Schedule A, the parties have agreed upon the pricing

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methodology for the Products set forth in Schedule “A”. All of the agreed upon pricing and other terms and conditions for the manufacture and sale of the Products by Seller shall be set forth in a written purchase order issued by Buyer and accepted in writing by Seller (a “Purchase Order”). No terms and conditions set forth in any Purchase Order issued by Buyer for the manufacture and sale of the Products by Seller shall be binding upon Seller in any manner unless and until Seller has accepted said Purchase Order in writing. Seller shall notify Buyer in writing within [*] of receipt of a Purchase Order, with standard terms and conditions and which has appeared in the rolling forecast for at least [*] as to whether Seller shall honor such Purchase Order. If Seller elects not to honor the Purchase Order or does not respond to such notice within the [*] timeframe, then Buyer may elect to manufacture the Product(s) referenced in such Purchase Order itself or cause such products to be manufactured by a third party and, thereafter, such future Products to be manufactured hereunder may be manufactured, at Buyer's option, by the Seller, the Buyer or a third party selected by Buyer, without any further obligation by Buyer to purchase such Products from Seller on an exclusive basis.

2.2 Seller represents and warrants the manufacturing services will be performed in a timely, workmanlike and professional manner, with manufacturing personnel reasonably acceptable to Buyer and that the Products will be manufactured to Buyer's reasonable good faith satisfaction, in accordance with the Product specifications referenced in any Purchase Order. Seller may not subcontract with any third party to perform any of its obligations hereunder without the prior written consent of Buyer. In no event shall any such subcontract release Seller from any of its obligations under this Agreement. Seller shall not modify the purchase specifications for any Product without the prior written approval of the Buyer. Seller shall cooperate with Buyer to provide configuration control and traceability systems for Products supplied hereunder.

2.3 All records, including, without limitation, originals thereof, relating to manufacturing of the Products shall be retained by Seller for a period of at least five (_5_) Calendar Years from the date of shipment of each Product to which such records pertain, or such longer period as may be required by applicable law. The Seller shall provide Buyer with copies of such records upon the completion of the initial acceptance testing for each such Product sold to Buyer hereunder.

3. Inventory; Risk of Loss. Buyer may, from time to time, deliver to Seller certain Buyer-owned inventory, tools and fixtures to be incorporated or utilized in the manufacture of the Products. Seller shall maintain such Buyer-owned inventory, tools and fixtures, and finished Products to be shipped to Buyer in a separate locked location within Seller's facility. Seller shall issue [*] reports regarding Buyer-owned inventory and finished Products being held in inventory by Seller, and Seller shall permit Buyer and its representatives from time to time to conduct audits and yearly fiscal inventory counts at Seller's facility. Such audits and inventory counts shall be conducted during normal business hours upon reasonable advance notice to Seller, and Buyer shall conduct such audits and inventory counts in such a manner as not to unreasonably interfere with the business or operations of Seller. Buyer shall comply with all reasonable rules and regulations which Seller may specify from time to time with respect to the presence of Buyer's employees and representatives at Seller's facility, and Buyer agrees to

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indemnify, defend and hold harmless Seller from and against any and all claims for personal injury (including death) and/or property damage, including any claims asserted by Buyer's employees and representatives, arising out of the conduct of such audits or inventory counts or the presence of such employees or representatives at Seller's facility. During the time that Buyer-owned inventory, tools and fixtures and finished Products being held in inventory for Buyer are located at Seller's facility, [*] shall bear the risk of loss thereof and shall be responsible for maintaining appropriate casualty insurance to cover any loss with respect thereto. Delivery of finished Products shall be made [*][*] shall bear the risk of loss for all Products, and for any Buyer-owned inventory, tools and/or fixtures, [*][*]

4. Term. The term of this Agreement shall be for a period of three (3) years commencing on the date of the execution of the Agreement and ending on the third anniversary thereof (the “Term”), unless sooner terminated as hereinafter provided. The Term of this Agreement shall be automatically extended for consecutive additional terms of three (3) years each unless either Seller or Buyer gives the other party written notice of its intention not to extend the term of this Agreement not less than [*] prior to the expiration of the then current term.

5. Requirement Forecasts by Buyer.

5.1 During the Term of this Agreement, Buyer shall submit to Seller written non-binding forecasts on a [*] basis of Buyer's good faith estimate of the types, numbers and delivery dates of the Products which Buyer in good faith estimates it will order from Seller during the subsequent [*] Rolling Forecasts”). Such forecast may be submitted every [*] but must be submitted at least every [*]

5.2 Simultaneously with the execution of this Agreement, Buyer shall deliver to Seller its first [*] Rolling Forecast.

5.3 Buyer shall have no obligation to order Products with respect to the amounts of Products shown on any forecast. Notwithstanding the foregoing, in the event that Seller has purchased custom inventory reasonably necessary to meet Buyer's [*] Rolling Forecasts or has acquired other inventory for such purpose which may not be returned by Seller and is not capable of being used by Seller in the normal course of Seller's business operations, upon the expiration or any earlier termination of this Agreement, Buyer shall purchase all of such custom and other inventory as aforesaid from Seller and all finished Products being held in inventory by Seller at an amount equal to [*] or as otherwise specified in the attachments hereto. Notwithstanding the foregoing, Seller shall not

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purchase in the aggregate any custom inventory in excess of [*] without the prior written consent of the Chief Financial Officer of the Buyer. In the event any such inventory held by Seller may be returned, but such return requires a restocking or similar charge to be paid by Seller, Buyer shall reimburse Seller for such charges within [*] of Seller's invoice therefor.

6. Warranty; Seller Facilities and Manufacturing.

6.1 Seller warrants and represents to Buyer that the Products (including any assemblies or sub-assemblies) will conform to the specifications for the Products and assemblies or sub-assemblies mutually agreed upon by Seller and Buyer in writing for a period of [*] from the date of shipment. Seller agrees to use its reasonable efforts to have its vendors provide warranties for products sold to the Seller consistent with the terms of Buyer's then standard warranty. In the event that the Products, or any assembly or sub-assembly included within the Products, shall fail to conform to such written specifications during such [*] period, Buyer shall return such non-conforming Products or non-conforming assemblies or sub, assemblies to Seller, and Seller shall repair such Products or assemblies or sub-assemblies and cause the same to conform with the written specifications mutually agreed upon by the parties for such Products or assemblies or sub-assemblies. If Seller is unable to repair such Products or assemblies or sub-assemblies, then Seller shall refund Buyer the amount paid by Buyer for such Products. If Buyer cannot practically return any such non-conforming Products or nonconforming assemblies or sub-assemblies to Seller, and Buyer has satisfied Seller that such Products or assemblies or sub-assemblies are indeed non-conforming and cannot be returned to Seller for repair, Seller will reimburse Buyer for Buyer's costs of making any necessary repairs on site; provided, however, that the amount of such reimbursement shall in no event exceed the amount paid by Buyer for such non-conforming Products. The foregoing obligations of Seller with respect to the repair of such Products, or assemblies or sub-assemblies, or refund with respect thereto, shall be the sole and exclusive remedy of Buyer with respect to any failure of the Products to conform with the foregoing warranty. Notwithstanding anything to the contrary contained herein, the foregoing warranty by Seller shall not extend to or be applicable to any defects in the Products, or assemblies or subassemblies, or any failure of the Products, or assemblies or subassemblies, to meet the written specifications mutually agreed upon by the parties as a result of any defects in Buyer owned inventory which is incorporated into the Products. Further, notwithstanding the foregoing, if the failure of any of Seller's products, or any assemblies or sub-assemblies, to conform to the mutually agreed upon specifications is the result of a defective or non-conforming component supplied by any third party manufacturer, the foregoing warranty of Seller shall not be applicable thereto and Seller shall have no obligation with respect to the repair or replacement of such non-conforming Products or assemblies or subassemblies; and Buyer covenants and agrees to look solely to such third party manufacturer in accordance with the terms and conditions of any warranty provided by such third party manufacturer.

6.2 Except as shall be expressly set forth above, Seller does not make any express or implied warranties or representations as to any of the Products to be manufactured and

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sold by Seller pursuant to this Agreement, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose.

6.3 Buyer shall be responsible for providing the specifications for the manufacture of the Products and Buyer represents and warrants to Seller that Seller's manufacture and sale of the Products based upon such specifications shall not infringe any patent, copyright or proprietary right of any third party. If any third party brings any claim or proceeding based upon a claim that the Products breach any patent, copyright or other proprietary right of such third party, then Buyer shall defend and hold Seller harmless from and against any and all losses, damages, expenses and costs, including reasonable attorney's fees, relating to or arising from any such claim.

6.4 Notwithstanding anything to the contrary contained herein, Seller's liability hereunder for damages, regardless of the form of action, and whether in contract or tort, with respect to any Purchase Order issued by Buyer to Seller, shall not exceed the total amount paid to Seller for Products pursuant to the applicable Purchase Order. In no event shall either party be liable to the other for special, incidental, indirect or consequential damages even if such party has been advised of the possibility of such damages. No action, regardless of the form thereof, arising out of or relating to this Agreement or any Purchase Order issued by Buyer to Seller pursuant hereto, may be brought by either party more than [*] after the cause of action has accrued, except in an action for non-payment may be brought within [*] of the date of the last payment.

6.5 In order to minimize the risk of a failure of a Product in the field, Buyer may, from time to time, inspect the assembly of the Product at Seller's facility and will be given notice of when the Product is expected to be completed. Seller will make Seller's facilities available to Buyer to allow Buyer to conduct quality assurance and final testing procedures to insure compliance of the Product with all applicable specifications.

6.6 The Seller shall supply, at its own expense, all equipment required for the purpose of manufacturing the Products. The Seller shall maintain, at its own expense, the facility, including, without limitation, the equipment, in a state of repair and operating efficiency consistent with the requirements of the Specifications for the Products, good manufacturing practices in a manner consistent with ISO 9002 or other guidelines typically required by Buyer's customers, and other applicable legal requirements. Seller may not change any approved manufacturing processes in any respect without the prior written consent of Buyer. Seller shall be responsible for performing all validation testing of the facility and for validating all production, cleaning and packaging processes employed in the manufacturing process, in accordance with any procedures reasonably required by Buyer and notified to Seller in writing.

7.Confidentiality; Improvements.

7.1 The parties hereto acknowledge that during the term of this Agreement and in the course of their relationship pursuant to this Agreement, each party may come into contact

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with confidential information, trade secrets and proprietary information of the other party, including, without limitation, information regarding the other party and its business, strategies, technologies, pricing, customers, customer requirements, marketing techniques, methods of business development, and other financial and business related information (the foregoing being hereinafter referred to collectively as “Confidential Information”). Each party receiving or coming into possession of such Confidential Information shall be deemed a “Receiving Party” and the party providing or furnishing such Confidential Information shall be deemed a “Disclosing Party”. The Receiving Party shall hold in confidence and shall not disclose to any third party or use for the Receiving Party's own benefit or for the benefit of any other person, firm or entity, any such Confidential Information except as may be necessary to perform the Receiving Party's obligations pursuant to this Agreement or any Purchase Order issued by Buyer to Seller hereunder. Each Receiving Party agrees to hold secret and protect the Confidential Information of the Disclosing Party, to not make copies of any written version thereof and do not discuss with, or disclose to, any third party any of the Confidential Information without the prior written consent of the Disclosing Party, except, and only to the extent, necessary for the performance of any obligations pursuant to this Agreement or any Purchase Order issued by Buyer to Seller hereunder. Upon termination of this Agreement for any reason whatsoever, regardless of the form or manner of termination, the Receiving Party shall return to the Disclosing Party all documents, memoranda, notes, records, files, correspondence, drawings, specifications and any and all other writings and materials of any type regarding or containing any of the Confidential Information, and all copies thereof. Notwithstanding anything to the contrary contained herein, the term “Confidential Information” shall not include any information that is: (i) already in the possession of the Receiving Party prior to its receipt from the Disclosing Party, (ii) publicly known at the time of disclosure or becomes publicly known through no wrongful act or failure of the Receiving Party, (iii) subsequently disclosed to the Receiving Party on a non-confidential basis by a third party not having a confidential relationship with the Disclosing Party and which rightfully acquired such information, (iv) shown to be independently developed by the Receiving Party without resort to or use of any Confidential Information of the Disclosing Party, or (v) communicated to a third party by the Receiving Party with the express written consent of the Disclosing Party. Furthermore, the Receiving Party may disclose the Confidential Information to the extent required by any subpoena, summons, order or other judicial process, so long as the Receiving Party promptly advises the Disclosing Party of the need to make such disclosure in order to allow the Disclosing Party to lawfully seek to prevent such disclosure at the Disclosing Party's sole cost and expense.

7.2. All ideas, discoveries, drawings or inventions, know-how, processing and formulation technology, whether or not patentable, (i) made jointly by Buyer personnel and Seller personnel directly relating to the Products (the “Jointly Developed Improvements”), or (ii) made solely by Buyer personnel directly relating to the Products and/or the manufacturing of the Products are owned by Buyer and shall become Buyer Confidential Information. All ideas;-discoveries, drawings or inventions, know-how, processing and formulation technology, whether or not patentable, (i) made solely by Seller personnel directly relating to the Products and/or the manufacturing of the Products or (ii) made jointly by Buyer personnel and Seller personnel directly relating to the manufacturing of the Products (but not including the Products themselves) (items i) and (ii) together, the “Seller Improvements”) are owned by Seller and shall become

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Seller Confidential Information. Seller agrees to grant Buyer an irrevocable, global, exclusive, royalty-free license to practice and use any and all Seller Improvements. Such license to Buyer includes the right to grant sublicenses to practice and use any and all Seller Improvements. Seller shall promptly inform Buyer of any anticipated Seller Improvements.

7.3. In the event of any breach by a party (the “Breaching Party”) of the provisions of Section 7.1, the Breaching Party shall pay to the non-breaching party (the “Non-Breaching Party”) as liquidated damages, and not as a penalty, all amounts received by the Breaching Party as a result of its disclosure of the Confidential Information, including, without limitation, all license fees or other remuneration of any type derived from such breach, directly or indirectly, and all such amounts received by any person or entity to whom disclosure of Information in violation of this Agreement is made. For the purposes of the foregoing, any revenues arising from products made by: (i) Seller which are the same or substantially the same as the Products, or (ii) a third party which are the same or substantially the same as the Products and with respect to which such third party is obligated to pay to Seller any fees or other remuneration of any type, directly or indirectly, shall, in either case, be presumed to have resulted from such breach.

7.4 Notwithstanding the foregoing, each party agrees that the other shall have the right to seek injunctive relief in the event of any breach of the provisions of this Section 7.

8. Indemnification.

8.1 Seller hereby agrees to indemnify and hold harmless Buyer and Buyer's officers, directors, shareholders, employees, servants and agents from and against any and all costs, liabilities and expenses of any nature whatsoever, including, but not limited to reasonable attorney's fees, with respect to any claims of any nature, including any claims for bodily injury, death or property damage, to the extent caused by the [*] of, or breach of this Agreement by, Seller. In respect of any of the foregoing, Seller shall indemnify all of the foregoing indemnities from and against any and all costs, expenses (including reasonable attorney's fees) and liabilities incurred in connection with any such claim, action or proceeding brought thereon. Seller will maintain all necessary permits, licenses and certifications necessary for the manufacturing of the Products. Seller will comply with laws and regulations relating to environmental matters, wages and hours, equal employment opportunity, tax withholding on payrolls, working and sanitary conditions and workers' compensation, in each case, as well as all other applicable laws, regulations, ordinances and other rules of the federal, state or local authorities, with respect to maintenance and operation of Seller's manufacturing facility, except where not material. Notwithstanding anything different into this Agreement, Seller will be exclusively responsible for costs and/or capital investments required to comply with laws and regulations affecting, without limitation, health, safety or environmental and any such costs or capital investments necessary to comply with laws and regulations related to manufacturing.

8.2 Buyer hereby agrees to indemnify and hold harmless Seller and Seller's officers, directors, shareholders, employees, servants and agents from and against any and all

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costs, liabilities and expenses of any nature whatsoever, including, but not limited to reasonable attorney's fees, with respect to any claims of any nature, including any claims for bodily injury, death or property damage, to the extent caused by the [*] of, or breach of this Agreement by, Buyer. In respect of the foregoing, Buyer shall indemnify all of the foregoing indemnities from and against any and all costs, expenses (including reasonable attorney's fees) and liabilities incurred in connection with any such claim, action or proceeding brought thereon.

8.3 Notice of Claims; Information. Each party agrees to give the other party prompt written notice of any claims made for which the other party might be liable under Sections 8.1 or 8.2, as the case may be. The indemnifying party shall have the opportunity to defend, negotiate, and settle such claims; provided, however, that the indemnified party shall be entitled to participate in the defense of such matter and to employ at its expense counsel to assist therein. Notwithstanding the foregoing, Seller shall not agree to settle any claim on such terms or conditions as would impair Buyer's ability or right to market and sell the Product. The party seeking indemnification shall provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party.

8.4 Settlement of Claims. Neither party shall be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party shall not unreasonably withhold or delay such consent.

8.5 Insurance. Seller will maintain all risks property and extended coverage insurance to cover the value of all of Seller's equipment, inventory and buildings (including raw materials, packaging materials work-in-progress and finished Products), to cover replacement destruction by fire, vandalism, or perils otherwise capable of rendering unusable such inventory or equipment for the purpose intended by this Agreement, and to cover the risk of business interruption, such risk to be exclusively borne by Seller. Seller shall maintain, at its sole cost and expense, with companies acceptable to Buyer, Commercial General Liability and Automobile Liability Insurance with limits of liability not less than $1,000,000.00 per occurrence and including liability coverage for bodily injury or property damage (1) assumed in a contract or agreement pertaining to Seller's business and (2) arising out of Seller's product, Services or work. Seller's insurance shall be primary, and any applicable insurance maintained by Buyer shall be excess and non-contributing. Seller shall also maintain statutory Workers' Compensation coverage, including a Broad Form All States Endorsement in the amount required by law, and Employers' Liability Insurance in the amount of $1,000,000.00 per occurrence. Such insurance shall include an insurer's waiver of subrogation in favor of Buyer. Seller shall provide Buyer with properly executed Certificate(s) of Insurance prior to commencement of any operation hereunder and shall notify Buyer, no less than 30 days in advance, of any reduction or cancellation of the above coverages.

9. Independent Contractor Status. Nothing set forth in this Agreement shall be construed so as to constitute Seller and Buyer as joint ventures, partners or affiliates, or as to make either party liable for the obligations or debts of the other. Seller is and shall be deemed

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for all purposes an independent contractor. Neither party shall have any authority to bind the other party by any act, omission, representation, agreement or otherwise. All personnel used by Seller for the performance of services pursuant to this Agreement shall remain under the exclusive direction and control of Seller and shall in no manner be deemed employees, servants or agents of Buyer, and Seller shall be solely responsible for the payment of all wages, employment taxes and other related expenses with respect to all of its employees, servants, agents and consultants who may perform services on behalf of the Seller with respect to the manufacture and sale of Products by Seller pursuant to this Agreement.

Seller represents and agrees that it is in compliance with Executive Order 11246 and implementing Equal Employment Opportunity regulations, the Vietnam Era Veterans' Readjustment Assistance Act as amended by the Veterans Employment Opportunities Act of 1998 (to include: Vietnam-era Veterans and other Veterans who served on active duty during a war or campaign or expedition for which a campaign badge has been authorized), and the Immigration Act of 1987, unless exempted or inapplicable. Seller shall indemnify and hold Buyer harmless from any penalties assessed against Buyer because of its violations of said laws due to its relationship with Seller under this Agreement.

10. Termination.

10.1 Either party shall have the right to terminate this Agreement upon written notice to the other party if the other party breaches or is in default of any material obligation hereunder and the defaulting party fails to cure such default within [*] days after receipt of written notice of such default or such longer period of time as shall be reasonable necessary to cure such default, provided that the defaulting party commences to cure such default within such [*] day period and thereafter diligently prosecutes the same. Notwithstanding anything to the contrary contained herein, in the event that any amounts due and owing to Seller hereunder shall be outstanding for more than [*] days from the date of Seller's invoice, Seller shall, in addition to, and not in lieu of, the foregoing rights have the right to immediately suspend the manufacture and sale of Products to Buyer hereunder until such time as all amounts then due and owing to Seller have been paid in full by Buyer.

10.2 Either party may regard the other party in default of this Agreement and may terminate this Agreement by written notice to the other in the event such other party becomes insolvent, make a general assignment for the benefit of creditors, files a voluntary petition for bankruptcy, suffers or permits and appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or fails to pay its obligations when they become due.

10.3 Notwithstanding anything to the contrary contained herein, in the event that either party shall sell or transfer its business to a third party through a merger or consolidation or through a sale of all or substantially all of its assets (the “Transferring Party”), either such third party, as successor to the Transferring Party hereunder in accordance with the provisions of Section 11.1 below, or the non-Transferring Party may terminate this Agreement

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effective no earlier that [*] days after the date of the closing of any such transaction by giving written notice to the non-Transferring Party within [*] days after the date of the closing of such transaction. Said termination shall in no event be effective earlier than [*] days after the date of the closing of the transaction pursuant to which the Transferring Party disposed of its business to such third party. Notwithstanding the foregoing, such third party, as successor to the Transferring Party hereunder, shall remain bound to perform all of the Transferring Party's obligations as set forth herein. Notwithstanding the foregoing, Buyer, at its option, may terminate its obligation to continue to use the Seller for such [*] if, in its discretion, it elects not to consent to the assignment of this Agreement by Seller.

11. Miscellaneous.

11.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. . Without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, neither party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law, by merger, sale of all or substantially all of its stock or assets, or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that Buyer may, without such consent, assign this Agreement and its rights and obligations hereunder to an affiliate, to the purchaser of all or substantially all of its assets related to the Products or its business, or to its successor entity or acquiror in the event of a merger, consolidation or change in control of Buyer. Any attempted assignment or delegation in violation of the preceding sentence shall be void. All validly assigned and delegated rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Seller or Buyer, as the case may be. In the event either party seeks and obtains the other party's consent to assign or delegate its rights or obligations to another party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement and the performance of such obligations must be guaranteed in writing by the assignor or transferor.

11.2 Each party shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Agreement, other than those requiring the payment of money, and the other party shall not have the right to terminate this Agreement due to any delay in such party's performance under this Agreement, when such party is prevented from performing such obligations (other than the payment of money) by a cause or causes beyond such party's reasonable control, which shall include, without limitation, all labor disputes, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of such party. A party affected by an event of force majeure shall use its best efforts to remedy, remove or mitigate such event and the effects thereof with all reasonable dispatch; provided, however, that this Section 11.2 shall not require that the affected party settle a strike or labor controversy by acceding to the demands of the opposing party or parties. The party affected by any event of force majeure shall promptly notify the other party, explaining the nature, details and expected duration thereof. Such party shall also notify the other party from time to time as to when the

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affected party reasonably expects to resume performance in whole or in part of its obligations hereunder, and notify the other party of the cessation of any such event. If a party anticipates that an event of force majeure may occur, such party shall notify the other party of the nature, details and expected duration thereof.

11.3 For purposes of this Agreement, notices and communications provided for and permitted to be given hereunder shall be deemed duly given if sent by (i) telex, telecopy of facsimile transmission, (ii) reputable overnight courier service or (iii) mailed by the US Postal Service via certified mail, return receipt requested, postage prepaid, to the parties at their addresses set forth above or at such other address as either party may designate in writing as its address from time to time in accordance with the foregoing provisions.

11.4 The failure of either party to insist strict adherence to any term of this Agreement on any occasion shall not be construed as a waiver of or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver by a party hereto must be in writing and signed by a duly authorized representative of the party.

11.5 This Agreement and the legal relations between the parties hereto pursuant to this Agreement and the Purchase Order issued by Buyer to Seller hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principals thereof. Except as otherwise specifically provided herein, any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in accordance with the then current rules and procedures of the American Arbitration Association by one arbitrator appointed in accordance with such rules and procedures. Such arbitration will be held in Boston, Massachusetts. The arbitrator will apply the law of the Commonwealth of Massachusetts to the merits of any dispute or claim, without reference to rules of conflicts of laws. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator will have no authority to award, punitive or exemplary damages against any party.

11.6 The various headings and subheadings to this Agreement are inserted for convenience only and shall affect the meaning or interpretation of this Agreement or any provision hereof.

11.7 Each section and subsection of this Agreement constitutes a separate and distinct provision hereof. It is the intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall not be affected thereby. The invalid, ineffective or unenforceable provisions shall, without further action by the parties, be automatically amended to affect the original purpose and intent of the invalid, ineffective or unenforceable provisions; provided, however,

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that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication shall be made.

11.8 Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto, any rights or remedies under, or by reason of, this Agreement.

11.9 This Agreement constitutes the complete and exclusive statement of the Agreement between and among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, understandings and proposals and other agreements, whether oral or written, express or implied, and all other communications between and among the parties related to the subject matter of this Agreement. No addition to or modification of any of the foregoing provisions shall be binding upon any party unless made in writing expressly setting forth the provisions so being added or modified and signed by all parties to this Agreement.

11.10 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall not be conditioned to the effectiveness of this Agreement that each party shall have executed the same counterpart.

11.11 Each party shall execute such other instruments, give such further assurances and perform such acts that are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement, including, but not limited to, any and all documents or instruments relating to patent or patent applications.

11.12 The rights and obligations of the parties as contained in Sections 1.1, 2.3, 6, 7, 8, 9, and 11.5 and shall survive the termination or expiration of this Agreement. In addition, any right or legal obligation of a party contained in any Exhibit, amendment, Purchase Order or statement of work, which by its express term or nature extends for a period beyond the term of the Agreement, shall also survive the termination or expiration of the Agreement for such extended period.

 [ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Executed as a scaled instrument as of the day and year first above written.

SELLER DAKOTA SYSTEMS, INC. By: /s/ John Thomas John Thomas, President BUYER: NEXX SYSTEMS, INC /s/ Richard Post By: Richard Post Title: President

 [ * ] =Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE A
LIST OF PRODUCTS

A. The following is a list of NEXX Systems products to be manufactured exclusively by Dakota Systems:

1. Nimbus product line: including Models 250/260, 300/310, 304/314, 354/364, and other models which may be developed to meet customer requirements.

2. Cirrus product line: including Models 80, 150, 300, 350 (Series V), and other models which may be developed to meet customer requirements.

B. Following is the pricing structure for these products:

Direct material and direct labor costs incurred by the Seller and used the Products will be quoted and charged to the Buyer as follows, unless otherwise agreed to in advance, and documented in a P.O. which is accepted by the Seller in writing:

1. Materials:

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2. Labor:

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3. Invoicing:

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